UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest Event Reported) November 23, 2009

SUPERCLICK, INC.
(Name of Small Business Issuer in its charter)

WASHINGTON	52-2219677
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

10222 St Michel Suite 300 Montreal, Qc H1H-5H1
(Address of principal executive offices) (Zip Code)

Issuer's Telephone Number (858) 518-1387

Issuer's Fax Number (760) 798-1889

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 7.01. Regulation FD Disclosure.

On November 17, 2009, Nomadix, Inc. filed suit against us in the United States District Court for the Central District of California, naming as defendants Superclick, Inc. Superclick Networks, Inc., Hewlett-Packard Company, Wayport, Inc., iBAHN Corporation, Guest-Tek Interactive Entertainment, LodgeNet Interactive Corporation, LodgeNet StayOnline, Inc., On Command Corporation and Aruba Networks. Nomadex alleges that we and the other defendants are willfully infringing on certain of their patents under federal law. Nomadix seeks various forms of relief, including damages and injunctive relief.

We dispute the allegations of wrongdoing in Nomadix’ complaint and intend to vigorously defend ourselves in this matter.

We currently believe that this litigation will not have a material adverse effect on our financial condition, our results of operation, or our cash flows. However, litigation is subject to inherent uncertainties and the actual cost and the distraction from the conduct of our business, as well as the ultimate outcome, will depend upon many unknown factors and our view of these may change in the future.

This current report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current expectations of the management of Superclick. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Our actual results and the outcome of events may differ materially from those expressed in or implied by the forward-looking statements because of risks associated with this litigation, including the possibility of being subject to significant monetary damages or judicially-mandated changes in our business, and other risks detailed in the company’s public filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended October 31, 2008 and subsequent Quarterly Reports on Form 10-Q. Except as required by law, we undertake no obligation to update any forward-looking or other statements in this current report on Form 8-K, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2009

SUPERCLICK, INC.

By:	/s/ Jean Perrotti
Jean Perrotti
Chief Financial Officer